Exhibit 99.1

SEACOR Marine Completes Refinancing Transaction

Reduces Debt Service, Extends Debt Maturities, and Provides Increased Financial Capacity

HOUMA, La.--(BUSINESS WIRE) -- SEACOR Marine Holdings Inc. (NYSE:SMHI) (the “Company”), a leading provider of marine and support transportation services to offshore oil and natural gas and wind farm facilities worldwide, today announced that it has entered into a five-year, $130 million loan facility with a syndicate of lenders led by DNB Bank ASA.

The new term loan will bear interest at an initial rate equal to LIBOR plus a margin of 3.75%. The Company used $101.3 million of the proceeds from the credit facility to pay in full three credit agreements. The new term loan extends a significant amount of the Company’s near-term maturities with the bulk of the Company’s maturities now coming due in or after 2023. The remaining $28.3 million of gross proceeds is available for general corporate purposes, including potential acquisitions.

John Gellert, Chief Executive Officer of SEACOR Marine, commented, “We are very pleased with today's announcement and value the support we received from our lending group. This refinancing consolidates multiple facilities into a more efficient single credit facility, improves our capital structure, and addresses our near-term maturities. The new bank credit agreement puts us on even more solid financial footing and provides us with liquidity to continue to capitalize on opportunities as the offshore sector recovery continues."

Additional information on the refinancing transaction can be found in an 8-K filed by the Company on www.sec.gov.

SEACOR Marine provides global marine and support transportation services to offshore oil and natural gas and windfarm facilities worldwide. SEACOR Marine and its joint ventures operate a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; provide construction, well workover and decommissioning support; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair. Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

Forward Looking Statements

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties.  Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

SEACOR Marine Holdings Inc.

Connie Morinello, 985-858–6400

InvestorRelations@seacormarine.com